UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024 (June 24, 2024)

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 289-0835

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2024, MIRA Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) that amends and restates the Employment Agreement, dated April 28, 2023, by and among the Company and Michelle Yanez, the Company’s Chief Financial Officer. Pursuant to the Amended and Restated Employment Agreement, Ms. Yanez will continue to serve as the Company’s Chief Financial Officer at a reduced annual base salary of $137,500. Ms. Yanez’s previous annual base salary was $225,000.

The Amended and Restated Employment Agreement also provides that Ms. Yanez will use her reasonable best efforts to work a minimum of thirty (30) hours per week on Company matters, with the understanding that she shall have the ability to provide services to other companies owned and/or controlled by Bay Shore Trust and its affiliates, including Telomir Pharmaceuticals, Inc., where Ms. Yanez was appointed Chief Financial Officer on June 18, 2024.

The Amended and Restated Employment Agreement with Ms. Yanez is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of such agreement contained herein is summary in nature and is qualified in its entirety by reference to the full text of such agreement.

Item 5.08.	Shareholder Director Nominations

The Company expects to hold its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, September 12, 2024. Additional details about the Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because this is the Company’s first annual meeting of shareholder, the Company has set a deadline for the receipt of shareholder proposals and director nominations by shareholders submitted in connection with the Annual Meeting. In order for a shareholder proposal or director nomination by a shareholder submitted pursuant to applicable SEC rules and the Company’s Amended and Restated Bylaws (the “Bylaws”) to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal or nomination must be received by the Company at its principal executive offices no later than July 12, 2024, which the Company has determined is a reasonable time before the company plans to begin printing and mailing its proxy materials for the Annual Meeting. The shareholder must comply with the procedures and requirements set forth in applicable SEC rules and the Bylaws, including with respect to the subject matter of the proposal.

The address of the Company’s principal executive office is 1200 Brickell Avenue, Suite 1950 #1183, Miami, Florida 33131.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Employment Agreement, dated June 26, 2024, by and between MIRA Pharmaceuticals, Inc. and Michelle Yanez.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Date: June 28, 2024	By:	/s/ Erez Aminov
Erez Aminov
Chief Executive Officer